UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 12, 2011

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 12, 2011, National Bankshares, Inc. held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 6,933,474 shares of the Company’s common stock were entitled to vote as of February 23, 2011, the record date for the Annual Meeting.  There were 6,694,015 shares present at the Annual Meeting in person or by proxy, and the stockholders voted on four proposals.

Proposal No. 1 – Vote on Directors

The stockholders elected three Class 3 directors to serve a three-year term expiring at the Company’s 2014 Annual Meeting of Stockholders.  The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Charles E. Green, III	5,484,274	30,501	1,179,240
William A. Peery	5,461,875	52,900	1,179,240
James M. Shuler	5,463,275	51,50	1,179,240

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting:  Lawrence J. Ball, Jack W. Bowling, Jack M. Lewis, Mary G. Miller, James G. Rakes, and Glenn P. Reynolds.

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved a non-binding advisory vote to approve the compensation of the Company’s named executive officers.  The results follow:

For	Against	Abstain	Broker Non-Votes
5,264,311	100,794	156,144	1,172,766

Proposal No. 3 – Advisory Vote on Frequency of Stockholder Votes to Approve Named
                            Executive Officer Compensation

At the Annual Meeting, the stockholders approved the proposal to hold an annual non-binding advisory vote to approve the compensation of named executive officers.  The results of the voting follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,850,562	103,915	390,607	169,091	1,179,840

Proposal No. 4 – Ratification of Appointment of Independent Public Accounting Firm

The stockholders voted to ratify the Company’s Board of Directors’ appointment of Yount, Hyde & Barbour, P.C. to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2011.  The results of the vote follow:

For	Against	Abstain	Broker Non-Votes
6,650,419	9,628	33,96	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:  April 14, 2011

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO